EXHIBIT 99.1

Asure Software Reports 2013 Second Quarter Financial Results Exceeding Expectations
· · ·
Second quarter EBITDA*, excluding one-times*, was $1.15 million vs. guidance range of $900,000 to $1.1 million
Second quarter revenue of $6.3 million vs. guidance range of $6.2 to $6.5 million
Second quarter net loss per share, excluding one-times* was $(0.06)

AUSTIN, Texas, August 14, 2013 (GLOBE NEWSWIRE) -- Asure Software, Inc. (Nasdaq:ASUR), a leading provider of workplace management software, announced results for the second quarter ended June 30, 2013.

Q2 Strategic Highlights
•
Executed on our “Land and Expand” customer cross selling strategy for both AsureSpace and AsureForce solutions; Q2 brought expanded contracts with several key customers such as Staples, Federal Reserve, and Moody’s Corporation. Asure’s “Land & Expand” strategy continues to be successful in increasing customer profitability and retention with innovative, trusted solutions.

•
Launched the new release of AsureSpace Workspace Manager 4.5, which brings global customers expanded features for complex meeting types.  This new functionality allows our customers to more easily gather booking data and work with complex recurring and guest service requirements.

•
Fully deployed AsureForce® GeoPunch™, our time & labor management mobile facial recognition solution. Using GPS technology and facial recognition, this highly differentiated TLM mobile app puts time & attendance and self-service capabilities directly in the hands of employees, literally, via their mobile devices. New customers include Goodwill of South Texas, Permian Regional Hospital and Innvision Shelter Network.

Q2 Results
•	Revenue for the quarter was $6.3 million compared to $6.0 million in the previous quarter and $4.2 million in the second quarter 2012.

•	Non-GAAP revenue* for the quarter was $6.4 million compared to $6.2 million in the previous quarter and $4.2 million in the second quarter 2012.

•	Gross margin for the quarter was $4.8 compared to $4.2 in the previous quarter and $3.2 in the same quarter 2012.

•
EBITDA* excluding one-time items* for the quarter was approximately $1.15 million compared to $727,000 in the previous quarter and $838,000 in the second quarter of 2012. One-time items* in the quarter were approximately $228,000 down from $320,000 in the previous quarter and down from $427,000 in the second quarter of 2012, and were related to legal and professional fees, site consolidation related to the acquisition of Meeting Maker and other one-time expenses*.

•	Recurring revenue as a percent of total revenue was 78% for the quarter as compared to 79% for the previous quarter and 70% in the second quarter of 2012.

•	Cloud SaaS-based revenue for the quarter increased to $3.1 million up $72,000 and 2.4% over the previous quarter and up $163,000, or 8.0% over the second quarter of 2012, excluding PeopleCube.

•	Cloud SaaS-based bookings for the quarter decreased by 10% from the previous quarter and increased by 20% from the second quarter of 2012, excluding PeopleCube.

Management Commentary
Pat Goepel, Chief Executive Officer of Asure Software commented, “We are pleased with our performance in the second quarter. Asure Software continues to execute on our key business strategies, with an integrated focus across all areas of the business from sales and account management to marketing and product development. SaaS-based recurring revenue increased for the quarter.  While overall bookings increased this quarter over the previous quarter, we did see a decrease in SaaS-based bookings. We see our customer demand still being split between traditional On Premise solutions versus more leading edge On Demand solutions. We believe the market will continue to shift to SaaS-based solutions, but not at the rate we originally planned. As such, we have lowered our annual revenue and annual EBITDA guidance.  We are still confident in our progress.   Our “Land & Expand” sales strategy continues to prove successful with several expanded contracts and strategic opportunities. Additionally, our UK and EMEA-based initiatives saw significant success in the second quarter both in new sales as well as expanded partnership opportunities.  Staying focused on the business strategy and following through with solid execution has been and will continue to be critical to our success.”

Jennifer Crow, Asure’s Chief Financial Officer added, “We executed on our plan to bolster stockholders’ equity and raised $3.5 million in cash in the second quarter by selling shares pursuant to our Form S-3. With part of the proceeds, we reduced our short-term liabilities and paid down $2.0 million of our Senior Notes Payable with our primary debt lender.  The equity raise and increased cash flow from operations have strengthened our overall financial position and allow us to enter the second half of the year with cash on hand of $3.5 million.”

Please see below for details around Asure’s financial results.

Company Outlook	Q3 13	FY 13
Revenue	$6,300 - $6,600	$25,000 - $26,000
EBITDA, excluding one-time items	$1,300 - $1,500	$4,800 - $5,500

Conference Call Details
Asure will follow this announcement with a conference call for the investment community on Wednesday, August 14, 2013 at 11:00 a.m. EDT, (10:00 a.m. CDT) to further discuss the quarter and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and Jennifer Crow, Chief Financial Officer. To participate, dial (877) 853-5636 ten minutes before the call begins. International callers should dial (631) 291-4544. The conference ID for all callers is 23639012.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call at http://investor.asuresoftware.com/

About Asure Software
Asure Software, Inc., (Nasdaq:ASUR) headquartered in Austin, Texas, offers cloud-based time and labor management and workspace management solutions that enable businesses to control their biggest costs -- labor, real estate and technology  -- and prepare for the workforce of the future in a highly mobile, geographically disparate and technically wired work environment. Asure serves approximately 5,000 clients worldwide and currently offers two main product lines: AsureSpace™ workplace management solutions enable organizations to maximize the ROI of their real estate, and AsureForce® time and labor management solutions deliver efficient management of human resource and payroll processes.  For more information, please visit www.asuresoftware.com.

The Asure Software, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11986

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as a non-GAAP financial measure by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor are the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings, EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Non-GAAP Revenue is computed added back the deferred revenue fair market valuation to GAAP revenue.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time items.

	FOR THE THREE MONTHS ENDED
$000s	June 30, 2013	June 30, 2012	Inc/Dec
Net Loss	(569)	(323)	(246)
Interest and amortization of OID	645	174	471
Tax	42	120	(78)
Depreciation	107	58	49
Amortization	652	357	295
Stock Compensation	45	25	20
EBITDA	922	411	511
One-time items	228	427	(199)
EBITDA excluding one-time items	1,150	838	312

	FOR THE SIX MONTHS ENDED
$000s	June 30, 2013	June 30, 2012	Inc/Dec
Net Loss	(1,669)	(1,170)	(499)
Interest and amortization of OID	1,325	364	961
Derivative mark -to-market	-	465	(465)
Tax	81	166	(85)
Depreciation	219	105	114
Amortization	1,304	714	590
Stock Compensation	69	35	34
EBITDA	1,329	679	650
One-time items	548	936	(388)
EBITDA excluding one-time items	1,877	1,615	262

Reconciliation of GAAP Net Earnings to Net Earnings Excluding One-time items
	FOR THE THREE MONTHS ENDED June 30
$000s	2013	2012
Net Loss	(569)	(323)
Legal & Professional Services	146	298
Severance, Recruitment & Relocation	69	60
Site Consolidation	-	50
3:2 Stock Split	-	19
Provision for Taxes – Site Shut Down	-	60
Other one-time items (net)	13	-
Sub-total excluding Taxes	228	427
Sub-total one-time items	228	487
Net Gain/(Loss) excluding one-time items	(341)	164

	FOR THE SIX MONTHS ENDED June 30
$000s	2013	2012
Net Loss	(1,669)	(1,170)
Legal & Professional Services	310	543
Severance, Recruitment & Relocation	160	97
Site Consolidation	-	50
Derivative mark-to-market	-	465
Loss on Debt Conversion	-	199
3:2 Stock Split	-	19
Provision for Taxes – Site Shut Down	-	60
Other one-time items (net)	78	28
Sub-total excluding Taxes and MTM	548	936
Sub-total one-time items	548	1,461
Net Gain/(Loss) excluding one-time items	(1,121)	291

Reconciliation of GAAP Revenue to Non-GAAP revenue
	FOR THE THREE MONTHS ENDED June 30
$000s	2013	2012
Revenue	6,296	4,205
Adjustment	146	40
Non- GAAP revenue	6,442	4,245

	FOR THE SIX MONTHS ENDED June 30
$000s	2013	2012
Revenue	12,271	8,357
Adjustment	363	105
Non- GAAP revenue	12,634	8,462

Note – Adjustment relates to the fair market valuation for assumed deferred revenue contracts that were not recognized in the period due to business combination accounting rules.

For more information contact:
Jennifer Crow, CFO
Asure Software, Inc.
512-437-2732
jcrow@asuresoftware.com

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$3,295	$2,177
Restricted cash	250	250
Accounts receivable, net of allowance for doubtful accounts of $192 and $182 at June 30, 2013 and December 31, 2012, respectively	2,976	3,040
Inventory	260	266
Notes receivable	9	19
Prepaid expenses and other current assets	1,648	1,497
Total current assets	8,438	7,249
Property and equipment, net	1,177	1,154
Goodwill	15,527	15,525
Intangible assets, net	10,875	12,179
Other assets	48	41
Total assets	$36,065	$36,148
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of notes payable	$1,450	$3,450
Accounts payable	2,108	2,713
Accrued compensation and benefits	414	78
Other accrued liabilities	1,002	1,013
Deferred revenue	9,612	9,246
Total current liabilities	14,586	16,500
Long-term liabilities:
Deferred revenue	720	637
Notes payable- related party	800	800
Notes payable	15,436	15,887
Other liabilities	447	164
Total long-term liabilities	17,403	17,488
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 6,313 and 5,644 shares issued, 5,929 and 5,260 shares outstanding at June 30, 2013 and December 31, 2012, respectively	63	56
Treasury stock at cost, 384 shares at June 30, 2013 and December 31, 2012	(5,017)	(5,017)
Additional paid-in capital	277,981	274,445
Accumulated deficit	(268,891)	(267,222)
Accumulated other comprehensive loss	(60)	(102)
Total stockholders’ equity	4,076	2,160
	$36,065	$36,148

The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED June 30,		FOR THE SIX MONTHS ENDED June 30,
	2013	2012	2013	2012
Revenues	$6,296	$4,205	$12,271	$8,357
Cost of Sales	(1,481)	(991)	(3,258)	(2,037)
Gross Margin	4,815	3,214	9,013	6,320

Operating Expenses
Selling, general and administrative	3,448	2,334	6,724	4,467
Research and development	664	591	1,364	1,181
Amortization of intangible assets	582	292	1,164	586
Total Operating Expenses	4,694	3,217	9,252	6,234

Income/(Loss) From Operations	121	(3)	(239)	86

Other Income (Loss)
Interest income	-	1	-	2
Loss on disposal of assets	-	(26)	-	(36)
Loss on debt conversion	-	-	-	(198)
Foreign currency translation loss	(3)	(1)	(24)	(29)
Interest expense and other	(520)	(118)	(1,050)	(238)
Interest expense- amortization of OID and derivative mark-to market	(125)	(56)	(275)	(591)
Total other income (loss)	(648)	(200)	(1,349)	(1,090)

Loss From Operations before Income Taxes	(527)	(203)	(1,588)	(1,004)
Provision for income taxes	(42)	(120)	(81)	(166)
Net Loss	$(569)	$(323)	$(1,669)	$(1,170)
Other Comprehensive Loss:
Foreign currency (loss) gain	4	(2)	42	26
Other Comprehensive Loss	$(565)	$(325)	$(1,627)	$(1,144)

Basic and Diluted Net Loss Per Share
Basic	$(0.10)	$(0.06)	$(0.31)	$(0.24)
Diluted	$(0.10)	$(0.06)	$(0.31)	$(0.24)
Weighted Average Basic and Diluted Shares
Basic	5,497,000	4,982,000	5,380,000	4,841,000
Diluted	5,497,000	4,982,000	5,380,000	4,841,000

The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,669)	$(1,170)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	1,523	819
Provision for doubtful accounts	10	37
Share-based compensation	69	35
Amortization of original issue discount (OID)	275	126
Loss on sale/disposal of assets	-	36
Derivative mark-to-market	-	465
Loss on debt conversion	-	198
Changes in operating assets and liabilities:
Notes receivable	10	-
Accounts receivable	54	(157)
Inventory	6	(40)
Prepaid expenses and other assets	30	62
Accounts payable	(605)	400
Accrued expenses and other long-term obligations	651	221
Deferred revenue	442	(94)
Net cash provided by operating activities	796	938

CASH FLOWS FROM INVESTING ACTIVITIES:
Net purchases of property and equipment	(245)	(151)
Collection of note receivable	-	72
Net cash used in investing activities	(245)	(79)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(2,726)	(290)
Payments on amendment of senior notes payable	(188)	-
Net proceeds from issuance of common stock	3,461	-
Payments on conversion of subordinated notes payable	-	(222)
Proceeds from line of credit	-	55
Payments on capital leases	(43)	(18)
Net proceeds from exercise of options	13	16
Net cash provided by (used in) financing activities	517	(459)

Effect of translation exchange rates	50	26

Net increase (decrease) in cash and cash equivalents	1,118	426
Cash and equivalents at beginning of period	2,177	1,067
Cash and equivalents at end of period	$3,295	$1,493

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$656	$189

Non-cash Investing and Financing Activities:
Conversion of subordinated convertible notes payable to equity	-	2,247

The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.